Exhibit 1.1

Execution Version

BANK OF HAWAII CORPORATION

6,600,000 Depositary Shares

Each Representing 1/40th Interest in a Share of 8.000% Series B Non-Cumulative Perpetual Preferred Stock

Underwriting Agreement

June 18, 2024

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, New York 10019

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As Representatives of the several Underwriters

Ladies and Gentlemen:

Bank of Hawaii Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to you, as the representatives (collectively, the “Representatives” or “you”) of the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), an aggregate of 6,600,000 Depositary Shares, each representing 1/40th ownership interest in a share of the Company’s 8.000% Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, Series B, with a liquidation preference of $1,000 per share (equivalent to $25.00 per Depositary Share) (the “Preferred Stock”). The aforesaid 6,600,000 Depositary Shares to be purchased by the Underwriters are referred to herein, as the “Shares.” The Preferred Stock, when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Shares that are to be issued by Computershare Trust Company, N.A. and Computershare, Inc. (jointly, the “Depositary”) under a Deposit Agreement, to be dated as of the Time of Delivery (as defined in Section 2 hereof) (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. For purposes of this Agreement, “Depositary Shares” means the depositary shares, each representing 1/40th ownership interest in a share of the Company’s 8.000% Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share. Capitalized terms used and not otherwise defined herein, but that are defined in the Pricing Prospectus (as defined in Section 1(a)), have the meanings specified in the Pricing Prospectus.

Section 1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriters as follows:

(a) An “automatic shelf registration statement,” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-279344) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; pursuant to the Act, such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto, and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented by the most recent Preliminary Prospectus immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the final base prospectus and prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a)(i) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act prior to the Applicable Time, including the Company’s most recent Annual Report on Form 10-K filed with the Commission; any reference to any amendment to the Registration Statement shall be deemed to include any post-effective amendment thereto and any amendment to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include any amendment or supplement thereto, including any documents filed under the Exchange Act and incorporated by reference therein, in each case after the Applicable Time; and any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(b) No order preventing or suspending the use of the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and, at the time of filing thereof, each of such documents conformed in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder, and none of such documents included any untrue statement of any material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 1:45 P.M. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the final term sheet prepared and filed pursuant to Section 5(a)(i) hereof and any other Issuer Free Writing Prospectus listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), at the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus; and any marketing materials relating to the offering of the Shares, including any roadshow or investor presentations made to investors by, or with the written approval of, the Company (“Marketing Materials”) (it being understood that the Company shall be deemed to have approved in writing any Marketing Materials identified in Schedule II(a) hereto), as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein; and any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of paragraph (c) of Rule 163 under the Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163.

(d) The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(c) hereto;

(e) The Registration Statement and the Pricing Prospectus conforms, and the Prospectus and any further amendments or supplements to the Registration Statement, Pricing Disclosure Package and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective or post-effective date as to each part of the Registration Statement and as of the applicable filing date and as of the Time of Delivery (as defined in Section 2 hereof) as to the Pricing Prospectus and the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

(f) (i) Neither the Company nor any of its Significant Subsidiaries (as defined in Rule 405 under the Act and listed in Schedule III hereto, collectively, the “Significant Subsidiaries”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any material adverse change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, liquidity or results of operations of the Company and its subsidiaries, considered as a whole, otherwise, in any such case described in clause (i) or (ii), other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on (i) the current or future general affairs, management, financial position, stockholders’ equity, liquidity or results of operations of the Company and its subsidiaries, considered as a whole or (ii) the ability of the

Company to enter into and perform its obligations under, or consummate the transactions contemplated in this Agreement (each, a “Material Adverse Effect”); and each Significant Subsidiary has been duly constituted and is validly existing as a corporation, limited liability company, national banking association or business trust, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to own its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect;

(h) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”);

(i) The Company and each of its subsidiaries are in compliance with all applicable laws, orders, rules, regulations and enforcement actions administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Reserve Bank of San Francisco (the “San Francisco FRB”), the Consumer Financial Protection Bureau (the “CFPB”), the State of Hawaii Department of Commerce and Consumer Affairs (“DCCA”) Division of Financial Institutions and any other federal or state bank regulatory authorities (together with the Federal Reserve Board, the San Francisco FRB, the CFPB and the DCCA Division of Financial Institutions, the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of its subsidiaries, except for failures to be so in compliance that would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate regulatory authorities necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, could, individually or in the aggregate, have a Material Adverse Effect;

(j) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(k) Neither the Company nor any subsidiary or other affiliate of the Company has taken, nor will the Company or any such subsidiary or other affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act;

(l) Any statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate;

(m) Except, in the case of clauses (A) or (B), as would not have a Material Adverse Effect, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data that are reasonably consistent with industry standards or practices, or as required by applicable regulatory standards; and the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification;

(n) The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of the Company have been duly and validly authorized and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights. Other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire from the Company, or instruments convertible or exchangeable for, any shares of capital stock or other equity interests in the Company or any of its Significant Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, except as may have been granted by the Company pursuant to employee awards and employee benefit plans in the ordinary course of business and consistent with past practice. The capital stock of the Company conforms to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(o) The Deposit Agreement has been duly authorized and, at the Time of Delivery, will be validly executed and delivered by the Company and will constitute a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing; the Shares are entitled to the benefits of the Deposit Agreement; and such Deposit Agreement will conform to the description thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(p) All of the issued shares of capital stock or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(q) The Preferred Stock to be issued by the Company underlying the Shares to be sold by the Company to the Underwriters hereunder and the Shares have been duly and validly authorized and, at the Time of Delivery, will be duly and validly issued and fully paid and non-assessable; all corporate action required to be taken for the authorization and issue of the Preferred Stock underlying the Shares and sale of the Shares has been validly and sufficiently taken, and upon deposit of the Preferred Stock underlying the Shares with the Depositary pursuant to the Deposit Agreement and the due execution by the Depositary of the Deposit Agreement and the Depositary Receipts, in accordance with the Deposit Agreement, the Shares will represent legal and valid interests in the Preferred Stock; and the Preferred Stock and Shares will conform to the descriptions of the Preferred Stock and Shares, respectively, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus in all material respects;

(r) This Agreement has been duly authorized, executed and delivered by the Company;

(s) The Certificate of Designations establishing the terms of the Preferred Stock have been duly authorized and executed by the Company. The form of certificate representing the Preferred Stock and the Shares complies with the requirements of the New York Stock Exchange, Delaware state law and the Company’s charter and its bylaws.

(t) The Company has all corporate power and authority necessary to execute and deliver this Agreement and the Deposit Agreement, and to perform its obligations under this Agreement and under the Deposit Agreement; the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company and consummation of the transactions herein and under the Deposit Agreement have been duly authorized by all necessary corporate action and will not (i) whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach or violation of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, the terms of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any Significant Subsidiary is subject, or (ii) result in any violation of the provisions of (A) the charter or the bylaws or other organizational documents of the Company, (B) the charter or the bylaws or other organizational documents of any Significant Subsidiary, or (C) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any Significant Subsidiary or any of their properties, assets or operations, except (in the case of (i), (ii)(B), or (ii)(C)) for conflicts, breaches, violations, defaults or Repayment Events which would not, individually or in the aggregate, have a Material Adverse Effect; and no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required in connection with the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or securities regulations of foreign jurisdictions in connection with the purchase and distribution of the Shares by the Underwriters; as used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary;

(u) Neither the Company nor any of its Significant Subsidiaries is (A) in violation of its charter or comparable organizational documents, (B) in violation of its bylaws or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, except where such violations or defaults by the Company under (B) or (C) or such defaults by any Significant Subsidiary under (A), (B), or (C) would not, individually or in the aggregate, have a Material Adverse Effect;

(v) The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Description of the Series B Preferred Stock,” “Description of Depositary Shares” and “Securities We May Offer” and in the Company’s most recent Annual Report on Form 10-K under “Business – Supervision and Regulation,” insofar as they purport to constitute descriptions of contracts, agreements or other legal documents or describe Federal, Delaware or Hawaii statutes, rules and regulations, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, fairly summarize in all material respects the matters set forth therein; the statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Material United States Federal Income Tax Consequences” and “Certain ERISA Considerations,” insofar as they purport to constitute a summary of matters of U.S. federal income tax law or the U.S. Employee Retirement Income Security Act of 1974, as amended, and regulations or legal conclusions with respect thereto, and subject to the exceptions, qualifications, assumptions and limitations described therein, are accurate in all material respects;

(w) Other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, proceedings or investigations pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject that are required to be disclosed therein or that individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such actions, proceedings or investigations are threatened;

(x) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(y) (A) (i) At the time of filing the Registration Statement or any post-effective amendment thereto (in the case of such post-effective amendment, filed on or before the date hereof), (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, (iv) at the Applicable Time and (v) at the date hereof, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) (i) at the time of filing the Registration Statement or any post-effective amendment thereto (in the case of such post-effective amendment, filed on or before the date hereof), (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, (iii) at the Applicable Time and (iv) at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(z) Ernst & Young LLP, who has audited certain financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal control over financial reporting, is an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (United States), and any non-audit services provided by Ernst & Young LLP to the Company or any of its subsidiaries have been approved by the Audit Committee of the Board of Directors of the Company;

(aa) The financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; the supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein; the selected financial data and the summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein; except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration

Statement, any Preliminary Prospectus or the Prospectus under the Act or the Exchange Act or the respective rules and regulations thereunder; and all disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(bb) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; the Company’s internal control over financial reporting was effective as of December 31, 2023; and the Company is not aware of any material weaknesses or significant deficiencies in its internal control over financial reporting; and the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(cc) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the effectiveness of the Company’s internal control over financial reporting;

(dd) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were effective as of December 31, 2023;

(ee) Since December 31, 2023, there has been no change in the Company’s disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, the Company’s disclosure controls and procedures;

(ff) The operations of the Company and its subsidiaries (i) are currently in compliance, to the best knowledge of the Company, with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and (ii) have been conducted in material compliance with the Money Laundering Laws; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(gg) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company (in their capacities as such) or affiliate of the Company or any of its subsidiaries is (i) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, (A) the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (B) the United Nations Security Council (“UNSC”), (C) the European Union, (D) His Majesty’s Treasury (“HMT”), or (E) other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any individual or entity (“Person”), or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and

(hh) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act, as amended (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Section 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, on the Time of Delivery the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional number of Shares which such Underwriter may become obligated to purchase under Section 9 hereof (subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares), at a purchase price of $24.2125 per Share sold to retail investors and $24.50 per Share sold to institutional investors (for an aggregate purchase price for all Shares of $161,527,500.00).

Section 3. Delivery and Payment. The Shares to be purchased by each Underwriter hereunder on any Time of Delivery will be represented by one or more definitive global Depositary Receipts which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will, or will direct the Depositary to, deliver such Shares to the Representatives for the account of the Underwriters in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, by causing DTC to credit such Shares to the accounts of the Representatives at DTC, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance.

Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on June 21, 2024 (unless postponed in accordance with the provisions of Section 9 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Time of Delivery”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares, which it has agreed to purchase. BofA Securities, Inc., individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares, to be purchased by any Underwriter whose funds have not been received by the Time of Delivery, but such payment shall not relieve such Underwriter from its obligations hereunder.

Section 4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Shares for sale as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and upon the terms and conditions set forth therein.

Section 5. Agreements.

(a) General. The Company agrees with the Underwriters as follows:

(i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus prior to the Time of Delivery that shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Basic Prospectus, the Pricing Disclosure Package or the Prospectus has

been filed or made and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Shares, in a form set forth in Schedule IV and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company (to the extent not exempt under Rule 12h-5 under the Exchange Act) with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or made or becomes effective or any supplement to the Basic Prospectus, the Pricing Disclosure Package or the Prospectus or any amended Basic Prospectus, the Pricing Disclosure Package or the Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or other prospectus in respect of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(ii) To prepare a prospectus supplement in a form approved by you and to file such prospectus supplement pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such prospectus supplement that shall be disapproved by you promptly after reasonable notice thereof;

(iii) Promptly from time to time, to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to become subject to taxation in any jurisdiction in which it is not otherwise subject;

(iv) To use its reasonable best efforts to furnish to the Underwriters prior to 10:00 A.M., Eastern time, on the New York business day next succeeding the date of this Agreement and from time to time, with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Registration Statement, the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, (except in the case of the Registration Statement) in the light of the circumstances under which they were made when such Pricing Disclosure Package or the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement Registration Statement, the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference therein, in each case in order to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, to notify you and upon your request to prepare and file such document and to prepare and furnish without charge to the Underwriters and to any dealer in the Shares as many written and electronic copies as you may from time to time reasonably request of an amended Pricing Disclosure Package or the Prospectus or a supplement to the Pricing Disclosure Package or the Prospectus that will correct such statement or omission or effect such compliance; and in case you are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares, upon your request but at your expense, to prepare and deliver to you as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(v) To make generally available to its security holders (as defined in Rule 158 under the Act) not later than forty-five (45) days after the close of each of the first three (3) fiscal quarters of each fiscal year and ninety (90) days after the close of each fiscal year, earnings statements (in form complying with the provisions of Rule 158 under the Act) covering a twelve (12) month period beginning not later than the first day of the fiscal quarter next following the effective date of the Registration Statement, provided that the Company may make such earnings statements generally available by filing quarterly and annual reports with the Commission as may be required by the Exchange Act;

(vi) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) of the Company and its subsidiaries, complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

(vii) During a period of thirty days from the date of the Prospectus, to not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Stock or Depositary Shares, any securities that are substantially similar to the Preferred Stock or the Depositary Shares, or any securities convertible into or exercisable or exchangeable for Preferred Stock, Depositary Shares or substantially similar securities, or file any registration statement under the Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Stock or Depositary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Stock or Depositary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Preferred Stock and Shares to be sold hereunder;

(viii) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(ix) To use the net proceeds received from the sale of the Shares in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds;”

(x) To use its reasonable best efforts to effect the listing of the Shares on the New York Stock Exchange within 30 days after the Time of Delivery and, upon such listing, will use its reasonable best efforts to maintain such listing and satisfy the requirements for such continued listing;

(xi) [Reserved.]

(xii) To use its reasonable best efforts to file, prior to the Time of Delivery, the Certificate of Designations for the Shares with the Secretary of State of the State of Delaware; and

(xiii) To cooperate with the Underwriters and use its reasonable best efforts to permit the Shares to be eligible for clearance, settlement and trading through the facilities of The Depository Trust Company (“DTC”).

(b) Free Writing Prospectuses.

(i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a)(i) hereof, without your prior consent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) Each Underwriter represents and agrees that, without the prior written consent of the Company, other than the final term sheet prepared and filed pursuant to Section 5(a)(i) hereof and one or more term sheets relating to the Shares containing customary information and conveyed to purchasers of Shares which is not required to be filed with the Commission and is not required to be retained by the Company under Rule 433, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; it being understood that, notwithstanding anything to the contrary contained herein, the Company consents to the use by any Underwriter of written communications that contain only (a)(i) information describing the preliminary terms of the Shares or their offering meeting the requirements of Rule 135 under the Act, (ii) information meeting the requirements of Rule 134 under the Act or (iii) information that describes the final terms of the Shares or their offering or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor an Issuer Free Writing Prospectus.

(iii) Any such free writing prospectus the use of which has been consented to by the Company and you (including the final term sheet prepared and filed pursuant to Section 5(a)(i) hereof) is listed on Schedule II(b) hereto;

(iv) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(v) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to you and, if requested by you, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this Section 5(b)(v) shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein.

Section 6. Expenses. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(a)(iii) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum; (iv) the cost of preparing the Shares and the Depositary Receipts; (v) filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by The Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares (provided, however, that the aggregate fees and disbursements of counsel in connection with clause (iii) above and this clause (v) shall not exceed $25,000 without the prior written consent of the Company, which consent will not be unreasonably withheld); (vi) the fees and expenses of the Depositary and any agent of the Depositary and the fees and disbursements of counsel for the Depositary in connection with the Deposit Agreement and the Shares; (vii) the costs and charges of any transfer agent or registrar or paying agent; (viii) all of the Company’s costs and expenses relating to any Marketing Materials; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Sections 8 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make, except for the fees of their counsel.

Section 7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters, as to Shares to be purchased at the Time of Delivery, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and at and as of the Time of Delivery, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a)(i) hereof; the final term sheet contemplated by Section 5(a)(i) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Basic Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Sidley Austin LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to such matters as the Underwriters may reasonably require, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) The Company’s General Counsel or such other internal counsel as shall be reasonably acceptable to the Underwriters shall have furnished to you such counsel’s written opinion to the effect set forth in Exhibit A, dated the Time of Delivery, in form and substance satisfactory to you;

(d) Wachtell, Lipton, Rosen & Katz, outside counsel for the Company, shall have furnished to you their written opinion to the effect set forth in Exhibit B, dated the Time of Delivery, in form and substance satisfactory to you;

(e) (i) On the date of the Pricing Prospectus, the Representatives shall have received a letter dated such date, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain of the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (ii) at the Time of Delivery, the Representatives shall have received from Ernst & Young LLP a letter, dated the Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this paragraph (e);

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity, liquidity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

(g) The Company shall have complied with the provisions of the first sentence of Section 5(a)(iv) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement;

(h) At the Applicable Time, the Company shall have delivered to the Representatives letters from Moody’s and DBRS assigning a rating to the Shares of Baa3 (On Review for Downgrade) and BBB (Stable) respectively; and at or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, other than with possible positive implications, its rating of any of the Company’s debt securities or preferred stock;

(i) At or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York, Delaware or Hawaii authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus; and

(j) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a), (f), (g) and (h) of this Section and as to such other matters as you may reasonably request.

(k) [Reserved.]

(l) The Certificate of Designations establishing the terms of the Preferred Stock shall have been duly filed with the Secretary of State of the State of Delaware.

(m) At the Time of Delivery, the Company shall have used reasonable best efforts for listing of the Shares on the New York Stock Exchange within 30 days thereafter.

(n) Prior to the Time of Delivery, the Company, Computershare, Inc. and Computershare Trust Company, N.A. (or another transfer agent acceptable to the Underwriters) and DTC shall have executed and delivered the Letter of Representations, dated the Time of Delivery, and the Shares shall be eligible for clearance, settlement and trading through the facilities of DTC.

(o) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Representatives by notice to the Company at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 1, 6, 8, 12, 15, 16, 17 and 18 shall survive any such termination and remain in full force and effect.

Section 8. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or in any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses, reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto or the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through you expressly for use therein.

(b) The Underwriters, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any amendment thereto or the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through you for use therein; and will reimburse the Company, as appropriate, for any legal or other expenses, reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by subsection (c) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement (or notified the indemnified party of a good faith dispute with respect to such reimbursement request).

(e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company on the one hand and the Underwriters on the other agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each of the Underwriter’s affiliates (as such term is defined in Rule 501(b) under the Act), selling agents, officers and directors, and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signed the Registration Statement and each director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

Section 9. Underwriter Default.

(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Time of Delivery, without relieving any defaulting Underwriter from liability for its default, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate liquidation amount of such Shares which remains unpurchased does not exceed one eleventh of the aggregate liquidation amount of all the Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the liquidation amount of Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the liquidation amount of the Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate liquidation amount of Shares which remains unpurchased exceeds one eleventh of the aggregate liquidation amount of all the Shares, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase the Shares of a defaulting Underwriter or Underwriters, then this Agreement, shall thereupon terminate, without liability on the part of any non-defaulting Underwriter to the Company and without any liability on the part of the Company to any Underwriter, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

Section 10. Expenses on Termination. If for any reason the Shares are not delivered by or on behalf of the Company as provided herein for any reason other than the termination of this Agreement pursuant to Section 9(c) hereof or the default by one or more of the Underwriters in its or their respective obligations, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares, but the Company shall then be under no further liability to the Underwriters except as provided in Section 6 and Section 8 hereof.

Section 11. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business, other than when used in the phrase “New York Business Day.”

Section 12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any of the persons referred to in Section 8(f) hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 6 and 8 hereof shall survive the termination or cancellation of this Agreement.

Section 13. Arm’s-Length Terms. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 14. No Other Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, and administrators, and the officers and directors and other persons referred to in Section 8(f) hereof, and no other person will have any right or obligation hereunder.

Section 16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 17. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 18. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any New York State court or the courts of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, and any appellate court from any thereof, over any suit, action or proceeding arising out of or relating to this Agreement, the Pricing Prospectus, the Prospectus or the Shares, and (ii) waives, to the fullest extent permitted by law, any objection that it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

Section 19. Counterparts; Notices. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any instruments, agreements, certificates, officers’ certificates, Company orders, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement or the issuance or sale of the Shares shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and electronic signatures (including, without limitation, DocuSign and AdobeSign), and this Agreement and any instruments, agreements, certificates, officers’ certificates, Company orders, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement may be executed, attested and transmitted by any of the foregoing electronic means and formats. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to the Representatives at the respective addresses as set forth in Schedule V hereto; and if to the Company shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to its address set forth in the Registration Statement, Attention: General Counsel and Secretary.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriters.

Very truly yours,

BANK OF HAWAII CORPORATION

By:	/s/ Patrick M. McGuirk
Name: Patrick M. McGuirk, Esq.
Title: Vice Chair and Chief Administrative Officer

[Signature Page to Underwriting Agreement]

BOFA SECURITIES, INC.

By:	/s/ Anthony Aceto
Name: Anthony Aceto
Title: Managing Director For themselves and as Representatives of the other Underwriters

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director For themselves and as Representatives of the other Underwriters

[Signature Page to Underwriting Agreement]

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Daniel J. Covatta
Name: Daniel J. Covatta
Title: Managing Director For themselves and as Representatives of the other Underwriters

[Signature Page to Underwriting Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director For themselves and as Representatives of the other Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Total Number of Shares to be Purchased
BofA Securities, Inc.	1,980,000
J.P. Morgan Securities LLC	1,980,000
Keefe, Bruyette & Woods, Inc.	660,000
Wells Fargo Securities, LLC	1,980,000

Total	6,600,000

I-1

SCHEDULE II

a)	Marketing Materials:

Electronic roadshow, dated June 17, 2024.

b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package:

Final Term Sheet, dated June 18, 2024.

c)	Additional Documents Incorporated by Reference:

None.

II-1

SCHEDULE III

SIGNIFICANT SUBSIDIARIES

Bank of Hawaii

III-1

SCHEDULE IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-279344

June 18, 2024

Final Term Sheet

Bank of Hawaii Corporation

Depositary Shares, Each Representing a 1/40th Interest

in a Share of 8.000% Non-Cumulative Perpetual Preferred Stock, Series B

June 18, 2024

Issuer Security	Bank of Hawaii Corporation Depositary Shares, each representing a 1/40th interest in a share of 8.000% Non-Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”)

Size	$165,000,000 (6,600,000 Depositary Shares)

Maturity	The Series B Preferred Stock does not have a maturity date, and the Issuer is not required to redeem the Series B Preferred Stock. Accordingly, the Series B Preferred Stock and the related depositary shares will remain outstanding indefinitely, unless and until the Issuer decides to redeem it.

Liquidation Preference	$1,000 per share (equivalent to $25.00 per Depositary Share)

Dividend Rate (Non-Cumulative)	At a rate per annum equal to 8.000% from the date of issuance

Dividend Payment Dates	1st day of February, May, August and November, beginning August 1, 2024

Day Count	30/360

Optional Redemption	Subject to regulatory approval (if then required), the Issuer may redeem the Preferred Stock at its option, (i) in whole or in part, from time to time, on any dividend payment date on or after August 1, 2029 or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined in the preliminary prospectus supplement), in either case, at a redemption price equal to $1,000 per share of Preferred Stock (equivalent to $25.00 per Depositary Share), plus any declared and unpaid dividends and, in the case of a redemption following a regulatory capital treatment event the pro-rated portion of dividends, whether or not declared, for the dividend period in which such redemption occurs.

Trade Date	June 18, 2024

Settlement Date	June 21, 2024 (T + 2)

Public Offering Price	$25.00 per depositary share

Underwriting Discount	$0.7875 per depositary share (for Retail Orders)

$0.5000 per depositary share (for Institutional Orders)

Net Proceeds (before expenses) to Issuer	$161,527,500.00

Joint Book-Running Managers	BofA Securities, Inc. J.P. Morgan Securities LLC

Keefe, Bruyette & Woods, Inc. Wells Fargo Securities, LLC

Listing	The Issuer intends to apply to list the Depositary Shares on the New York Stock Exchange under the symbol “BOHPrB”.

CUSIP/ISIN for the Depositary Shares:	062540 307 / US0625403078

The underwriters expect to deliver the Depositary Shares to purchasers on or about June 21, 2024, which will be the second business day following the pricing of the Depositary Shares (such settlement cycle being herein referred to as “T + 2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the first business day preceding the Settlement Date will be required, by virtue of the fact that the depositary shares initially will settle T + 2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade the Depositary Shares prior to the first business day preceding the Settlement Date should consult their own adviser.

This communication is intended for the sole use of the person to whom it is provided by us. The Issuer has filed a registration statement (File Number 333-279344) (including a prospectus and a preliminary prospectus supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you make a decision to invest in the Depositary Shares, you should read the prospectus and the preliminary prospectus supplement related to that registration statement and other documents that the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering.

You may get these documents for free by visiting EDGAR on the website of the Securities and Exchange Commission at www.sec.gov. Copies of the prospectus, preliminary prospectus supplement and any subsequently filed prospectus supplement relating to the offering may be obtained from BofA Securities, Inc. toll-free at 1-800-294-1322; J.P. Morgan Securities LLC collect at 1-212-834-4533; Keefe, Bruyette & Woods, Inc. toll-free at 1-800-966-1559 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE V

Title of Securities:

Depositary Shares, Each Representing a 1/40th Interest in a Share of 8.000% Series B Non-Cumulative Perpetual Preferred Stock

Size:

6,600,000 Shares

Public Offering Price:

$25.00 per Share

Underwriting Discount:

$0.7875 per Share for Retail Orders

$0.5000 per Share for Institutional Orders

Specified Funds for Payment of Purchase Price:

Immediately available funds by wire

Time of Delivery:

June 21, 2024; 10:00 A.M. (Eastern time)

Closing Location:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Address for Notices, etc.:

BofA Securities, Inc.

114 West 47th Street

NY8-114-07-01

New York, NY 10036

Attention: High Grade Transaction Management/Legal

Facsimile: (212) 901-7881

Email: dg.hg_ua_notices@bofa.com

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

V-1

Fax: 212-834-6081

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Attention: Equity Capital Markets

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

V-2